As filed with the Securities and Exchange Commission on September 12, 2024.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GDEV Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification Number)
GDEV Inc.
55, Griva Digeni
3101, Limassol
Cyprus
Telephone: +35722580040
(Address and telephone number of Registrant’s principal executive offices)
Puglisi & Associates
850 Library Ave., Suite 204
Newark, DE 19711
Telephone: 302-738-6680
(Name, address, and telephone number of agent for service)
Copies of all correspondence to:
Denis Klimentchenko
Skadden, Arps, Slate, Meagher & Flom (UK) LLP
22 Bishopsgate
London EC2N 4BQ
England
+44(0) 20 7519 7289
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 12, 2024
PROSPECTUS
GDEV INC.
Up to 1,757,026
Ordinary Shares
We entered into a Controlled Equity OfferingSM Sales Agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, and Oppenheimer & Co. Inc., or Oppenheimer, and together with Cantor Fitzgerald, the Sales Agents, relating to our ordinary shares, no par value, offered by this prospectus. In accordance with the Sales Agreement, we may offer and sell up to 1,757,026 of our ordinary shares from time to time through the Sales Agents, all of which are currently held in treasury.
Our ordinary shares are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “GDEV.” On September 11, 2024, the last reported sale price of our ordinary shares as reported on Nasdaq was $27.27 per ordinary share.
Sales of our ordinary shares, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agents are not required to sell any specific number or dollar amount of our ordinary shares, but will act as Sales Agents using commercially reasonable efforts consistent with their respective normal trading and sales practices, on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agents will be entitled to a fixed compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold by the Sales Agents under the Sales Agreement.
In connection with the sale of our ordinary shares on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See “Plan of Distribution” beginning on page 31 of this prospectus for additional information.
We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Implications of Being an Emerging Growth Company and a Foreign Private Issuer” beginning on page 2 of this prospectus.
Investing in our ordinary shares involves a high degree of risk. For a discussion of information that should be considered in connection with an investment in our ordinary shares, see “Risk Factors” beginning on page 5 of this prospectus and the risk factors contained in any document incorporated by reference in this prospectus and any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cantor	Oppenheimer & Co.
The date of this prospectus is           , 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act, and relates to the offering of our ordinary shares. This prospectus includes important information about us, the ordinary shares issued and held by us in treasury and other information you should know before investing.
If there is any inconsistency between the information contained or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the Sales Agents have not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus that we may authorize to be delivered or made available to you.
The information contained in this prospectus, any document incorporated by reference in this prospectus and any applicable prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any document incorporated by reference in this prospectus or any applicable prospectus supplement, or the sale of any securities offered hereby. You should not assume that the information contained in this prospectus, any document incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since those dates.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any ordinary shares other than the ordinary shares described in this prospectus. The ordinary shares offered by this prospectus are being offered only in jurisdictions where the offer is permitted.
Except as otherwise set forth in this prospectus, we have not taken any action to permit a public offering of these ordinary shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these ordinary shares and the distribution of this prospectus outside the United States.
Unless otherwise stated or the context otherwise requires, all references to the “Company,” “we,” “us” or “our” refer to the business of GDEV Inc., together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer solely to GDEV Inc. as a standalone company.

SELECTED DEFINITIONS
The following terms used in this document are defined below, unless the context otherwise requires:
“2021 ESOP” means the Company’s 2021 Employee Stock Option Plan adopted by the Company’s board of directors on November 16, 2021.
“Bookings” means sales contracts generated from in-game purchases and advertising in a given period.
“Business Combination Agreement” means the Business Combination Agreement, dated as of January 31, 2021, as amended on July 17, 2021 and August 11, 2021, by and among Kismet, the Issuer, the Sponsor, solely in its capacity as Kismet’s representative, Nexters Global, Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the Company Shareholders representative, and the shareholders of Nexters Global party thereto.
“BVI” means British Virgin Islands.
“Cohort” means a group of users or players who share common characteristics. In the context of user cohort analysis, it is usually used in respect of the group of players with a similar acquisition date.
“Companies Act” means the BVI Business Companies Act, 2004 (as amended).
“Company” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company, and its consolidated subsidiaries.
“Company Shareholders” means the shareholders of Nexters Global prior to the closing of the Transactions.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“GDEV” means GDEV Inc. (formerly, Nexters Inc.), a British Virgin Islands business company.
“IPO” means Kismet’s initial public offering of Kismet units, consummated on August 10, 2020.
“Kismet” means, prior to the Transactions, Kismet Acquisition One Corp, a company incorporated under the laws of the British Virgin Islands.
“Nasdaq” means the Nasdaq Global Market.
“Nexters Global” means Nexters Global Ltd., a private limited liability company domiciled in Cyprus, and its consolidated subsidiaries.
“PIPE” means the issuance and sale of newly issued ordinary shares of the Issuer to the certain investors in private placements outside the United States in reliance on Regulation S under the Securities Act consummated substantially concurrently with the closing of the Transactions.
“Sales Agents” means Cantor Fitzgerald & Co and Oppenheimer & Co. Inc.
“SEC” means the U.S. Securities Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Sponsor” means Kismet Sponsor Limited, a British Virgin Islands business company.
“Transactions” means the transactions contemplated by the Business Combination Agreement, including, unless the context otherwise requires, the PIPE subscription financing.

PRESENTATION OF FINANCIAL INFORMATION
Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.
KEY PERFORMANCE METRICS
Throughout this prospectus, we provide a number of key performance metrics used by our management to manage our business. Our key performance metrics include the following:
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“Bookings,” defined as sales contracts generated from in-game purchases and advertising in a given period.

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“Monthly Active Users,” or “MAUs,” defined as the number of individuals who played a particular game in a calendar month.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains (and any document incorporated by reference in this prospectus may contain, and any prospectus supplement, may contain) certain “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements with respect to (i) our revenues, Bookings, performance, strategies, plans, prospects, forecasts and other aspects of our business, (ii) trends in the gaming industry, (iii) our target cohorts and user and the expected arrangement with them, (iv) our projected growth opportunities, including relative to our competitors and (v) other statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future.
Such statements are based on current expectations that are subject to risks and uncertainties. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions. Many factors could cause actual results or performance to be materially different from those expressed or implied by the forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement, including among other things:
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our ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

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our ability to enhance our product offering and monetization techniques to achieve significant customer lifetime value;

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our ability to improve and expand available traffic channels as well as open and utilize new ones to effectively acquire paying users;

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changes in general economic or political conditions in the countries or regions in which we operate;

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changes, conditions or effects that generally affect the mobile game industry;

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our potential inability to achieve our projected Bookings growth and build the scale of our platform;

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our potential inability to maintain our current revenue stream and our relationships with players and advertisers;

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our potential inability to execute our M&A strategy;

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the enforceability of our intellectual property and protection of our proprietary information;

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the risk to our business, operations and plans if internal processes and information technology systems are not properly maintained and risks associated with our operational reliance on third parties, including third-party platforms and infrastructure;

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the risk to our business, operations and plans from cyber-attacks or other privacy or data security incidents;

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the ability to maintain the listing of our securities on a recognized securities exchange;

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changes in the competitive and regulated industries in which we operate, variations in operating performance across competitors, changes in laws and regulations (including data privacy, cybersecurity and tax laws and regulations) affecting our business and changes in our capital structure;

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the risk of downturns and a changing regulatory landscape in the highly competitive industry in which we operate;

v

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the effect of global epidemics and contagious disease outbreaks, including COVID-19, and public perception thereof;

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our plans relating to this “at the market offering” and the use of proceeds, if any, from the offering hereunder;

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volatility in the price of our securities, including as a result of sales of substantial number of shares into the public market by holders of our securities; and

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the other matters described in the section titled “Risk Factors.”

The foregoing list of factors is not exhaustive. The forward-looking statements contained or incorporated by reference in this prospectus and contained in any prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by any global pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We will not and do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus, any document incorporated by reference in this prospectus, any applicable prospectus supplement, and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus (as supplemented or amended) carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other information incorporated by reference in this prospectus. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.
Unless otherwise stated or the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to the business of GDEV Inc., together with its consolidated subsidiaries as a consolidated entity, and references to the “Issuer” refer solely to GDEV Inc. as a standalone company.
The Company
We build mobile, web and social games for millions of players to enjoy globally. We are one of the top five independent mobile game developers in Europe (excluding developers owned and controlled by other companies active in the gaming market) based on in-game purchases in 2023, net of platform fees, according to data provided by data.ai. Our games are free to play, and we continuously innovate our games to provide novel, curated in-game content to our users at optimal points in their game journeys.
Our core product offering, Hero Wars, offers a suite of games across mobile, social and web-based platforms and has, since its launch in 2016, evolved into a well-recognized global gaming franchise in the RPG (role-playing game) genre, with 6.3 million MAUs across more than 70 countries in the first half of 2024.
Since our formation over a decade ago, we have developed a sizeable built-to-scale platform, enabling us to streamline content development and offering a value-enhancing opportunity for our new and existing games. In 2022, we entered into agreements to acquire four separate gaming studios to expand our portfolio of midcore games, enlarge our player base and expand into new genres. We plan to further expand gameplays within our current products as well as work towards new game offerings.
Our headquarters are in Cyprus. As of June 30, 2024, we had 655 employees. Our revenue for the first half of 2024 and the years ended December 31, 2023 and 2022 was $212.8 million, $464.5 million and $479.7 million, respectively, and our Bookings for the same periods were $216.2 million, $421.6 million and $449.4 million, respectively. We recorded net cash flows generated from operating activities of $11.7 million, $17.9 million and $116.1 million for the first half of 2024 and years ended December 31, 2023 and 2022, respectively. Our total comprehensive income net of tax for the first half of 2024 and years ended December 31, 2023 and 2022 was $13.9 million, $48.0 million and $10.7 million, respectively.
Continuous improvements in game content and focus on customer engagement has allowed us to monetize on the popularity of our games and achieve attractive key performance metrics. In particular, between 2018 and 2021, we achieved 13 times’ growth in Bookings and as of December 31, 2022, our cumulative all time Bookings crossed the $1.5 billion mark. We benefit from predictable cohorts and a loyal base of core players, which supports our ability to sustain our monetization per user. In the year ended December 31, 2023, cohorts from previous periods accounted for 72% of our Bookings for our core product, Hero Wars.
Further details concerning our business, including information with respect to our assets, operations and development history, are provided in our 2023 Annual Report and the other documents incorporated by reference into this prospectus. See “Documents Incorporated by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.
Corporate Information
GDEV Inc. (formerly, Nexters Inc.), “GDEV” or the “Issuer”, is a business company incorporated under the laws of the British Virgin Islands on January 27, 2021. GDEV was formed for the sole purpose of effectuating the Transactions contemplated by the Business Combination Agreement, including the merger of Kismet Acquisition One Corp. (“Kismet”) into the Issuer and the acquisition by the Issuer of all the issued and outstanding share capital of Nexters Global Ltd. (“Nexters Global”). The Transactions were consummated on August 26, 2021.
Prior to the Transactions, GDEV had no material assets and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Business Combination Agreement, such as the making of certain required securities law filings. Upon the closing of the Transactions, the Issuer became the direct parent of Nexters Global, a developer of mobile, web, and social games.
On June 21, 2023, GDEV filed a Certificate of Name Change with the Registrar of Corporate Affairs of the British Virgin Islands to change its name from “Nexters Inc.” to “GDEV Inc.” The name change was effective as of the date of filing of the Certificate of Name Change. The name change reflects the evolution of the Company as a holding company focused on the growth of its diversified portfolio of studios and franchises.
On August 8, 2024, the board of directors of GDEV approved a 1-to-10 reverse share split of the Company’s ordinary shares, which became effective on August 28, 2024.
GDEV’s ordinary shares continue to trade on Nasdaq as “GDEV”, under a different CUSIP and ISIN number after the reverse share split.
The principal executive office of GDEV is 55, Griva Digeni, 3101, Limassol, Cyprus, and the telephone number of GDEV is +35722580040. The website address of GDEV is: https://gdev.inc. The information contained on the website does not form a part of, and is not incorporated by reference into, this prospectus.
Implications of Being an Emerging Growth Company and a Foreign Private Issuer
We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified exemptions from various requirements that are otherwise applicable generally to U.S. public companies.
These provisions include:
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reduced executive compensation disclosure;

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exemptions from the requirements of holding a non-binding advisory vote on executive compensation and any golden parachute payments not previously approved;

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an exemption from compliance with the requirement of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements; and

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an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of the emerging growth company’s internal control over financial reporting.

We may choose to take advantage of some but not all of these reduced reporting burdens.
We will remain an emerging growth company until the earliest of:
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the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

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the last day of our fiscal year following the fifth anniversary of the closing of the Business Combination;

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the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

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the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

In addition, we report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the rules that allow us to follow BVI law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:
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the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

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the rules under the Exchange Act requiring the filing with the U.S. Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

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Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, also are exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies:
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the majority of our executive officers or directors are U.S. citizens or residents;

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more than 50% of our assets are located in the United States; or

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our business is administered principally in the United States.

Recent Developments
Reverse share split
On August 21, 2024, the Group announced a one-for-ten (1:10) reverse share split of its ordinary shares, no par value per ordinary share (the “Reverse Share Split”). The Reverse Share Split was effective on August 28, 2024. The Company’s ordinary shares began trading on a split-adjusted basis on August 29, 2024.

PROSPECTUS SUMMARY
The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our ordinary shares.
Any investment in the ordinary shares offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus and the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this prospectus or contained in any applicable supplement.
Ordinary shares offered by us
Up to 1,757,026 of our ordinary shares, no par value, all of which are currently held in treasury.
Ordinary shares to be outstanding immediately after this offering
Up to 19,863,397 ordinary shares of no par value, assuming the full sale of 1,757,026 ordinary shares in this offering. The total number of ordinary shares to be sold will not vary depending on the sales price under this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through our Sales Agents, Cantor Fitzgerald and Oppenheimer. See “Plan of Distribution” on page 31.
Use of Proceeds
We intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital. See “Use of Proceeds” on page 9 of this prospectus for more information.
Risk Factors
Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” on page 4, and other information included or incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.
Transfer agent and Registrar
The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004-1561, and its telephone number is +1 212 857 7565.
Nasdaq Global Market Symbol
GDEV
The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 19,863,397 shares issued and outstanding as of June 30, 2024, and excludes the following as of that date: (i) 2,024,999 ordinary shares issuable upon exercise of our 20,249,993 outstanding warrants, (ii) the 12,000 ordinary shares that may be issued as a consequence of the exercise of the options granted to Kismet’s former independent director, and (iii)  the ordinary shares that may be issued under our 2021 ESOP.
Unless indicated otherwise, all share and per share amounts in this prospectus give effect to the Reverse Share Split we effected on August 28, 2024.
For the avoidance of doubt, the units sold in the IPO, including all related numbers, which are referred to in this prospectus are not adjusted to give effect to the Reverse Share Split.

RISK FACTORS
Before making an investment decision in our ordinary shares, you should carefully consider the risks described in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus, as well as the risk factors contained in the other documents that are filed after the date hereof and incorporated by reference in this prospectus or contained in any applicable supplement. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price and value of our ordinary shares could decline due to any of these risks, and you may lose all or part of your investment.
This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.
Risks Related to this Offering
If you purchase our ordinary shares sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your ordinary shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.
The offering price per ordinary share exceeds the net tangible book value per share of our outstanding ordinary shares. As a result, investors purchasing ordinary shares in this offering may experience immediate and substantial dilution in the net tangible book value of the shares they purchase. For a more detailed discussion of the foregoing, see the section entitled “Dilution” in this prospectus.
Furthermore, to the extent we need to raise additional capital in the future we may issue additional equity or convertible debt securities which may dilute our existing shareholders’ holdings and the new securities may have rights senior to those of our ordinary shares offered in this offering. In accordance with our Amended and Restated Memorandum and Articles of Association, we are authorized to issue an unlimited number of ordinary shares, and existing shareholders will have no pre-emptive rights in connection with such further issuances. We cannot predict the size or nature of future issuances or the effect that future issuances and sales of our ordinary shares will have on the market price of our ordinary shares. Issuances of a substantial number of additional ordinary shares, including in connection with acquisitions of new businesses in accordance with our acquisition strategy, or the perception that such issuances could occur, may adversely affect prevailing market prices for our ordinary shares. With any additional issuance of our ordinary shares, our investors will suffer dilution to their voting power and economic interest.
Additional ordinary shares may be issued upon the exercise of our outstanding warrants or the exercise of the options granted to Kismet’s former independent directors, and as a result of issuances pursuant to our current and future equity incentive plans, all of which would increase the number of shares eligible for future resale in the public market and result in dilution to investors.
Upon consummation of the Transactions, we had 20,249,993 warrants outstanding, each of which entitles the holder thereof to one tenth of Company ordinary share upon exercise, as well as options entitling Kismet’s former independent directors to 12,000 Company ordinary shares upon exercise. Furthermore, our 2021 ESOP has a total size equaling 5% of our total ordinary shares outstanding upon the consummation of the Transactions. Our 20,249,993 warrants became exercisable commencing on September 25, 2021 and will expire at 5:00 p.m., New York City time, on August 26, 2026 or earlier upon redemption or liquidation, and the options granted to Kismet’s former independent directors are immediately exercisable. To the extent the warrants or options are exercised, or awards are made under our 2021 ESOP, additional Company ordinary shares will be issued, which will result in dilution to our shareholders and increase the number of our ordinary shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of our ordinary shares and result in substantial losses by our investors.

We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways with which you and other shareholders may disagree.
We intend to use the net proceeds we receive from this offering for general corporate purposes, including working capital. General corporate purposes may include, among other things, payments on our debt obligations or capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common shares.
The price of our ordinary shares may be volatile.
The price of our ordinary shares may fluctuate due to a variety of factors, including:
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actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in the industry;

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mergers and strategic alliances in the industry in which we operate;

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market prices and conditions in the industry in which we operate;

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changes in government regulation;

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potential or actual military conflicts or acts of terrorism;

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the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

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announcements concerning the Company or our competitors; and

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the general state of the securities markets.

Additionally, prompted by sanctions imposed in response to geopolitical developments between Russia and Ukraine, on February 28, 2022, Nasdaq imposed a suspension of trading in GDEV’s ordinary shares. Since that date, the Company has substantially minimized its exposure to Russia, which was limited even prior to the Ukraine conflict, and trading of our securities resumed on Nasdaq as of March 16, 2023, over one year following the imposition of the trading suspension. Since the time it has resumed, trading of GDEV’s ordinary shares on Nasdaq has been highly volatile, and it may continue to experience significant pressure for some time as a result of the lack of liquidity during the prolonged period in which trading was suspended.
These market and industry factors may materially reduce the market price of our ordinary shares, regardless of our operating performance. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our ordinary shares. In addition, technology stocks have historically experienced high levels of volatility. In the past, companies who have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial expenses and divert our management’s attention.
The ordinary shares offered hereby will be sold in “at the market offerings”, and investors who buy ordinary shares at different times will likely pay different prices.
Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and thus may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of ordinary shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their ordinary shares as a result of ordinary shares sales made at prices lower than the prices they paid.
Sales of a substantial number of our ordinary shares in the public market by our securityholders could cause the price of our ordinary shares to fall, and the Sponsor may still experience a positive rate of return on its resale of our ordinary shares.
We have registered for resale by certain selling securityholders up to 22,251,661 ordinary shares and up to 7,750,000 warrants. Furthermore, we have registered 982,615 ordinary shares subject to issuance under our 2021 ESOP, which ordinary shares may, upon issuance, be resold in the public market. Sales of a substantial number of ordinary shares in the public market by those selling securityholders and/or by our other securityholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our ordinary shares.
Upon Kismet’s initial public offering (the “IPO”), the Sponsor held an aggregate of 675,000 Kismet founder shares which it had acquired against a capital contribution of $25,000, representing an acquisition price of approximately $0.037 per share. In the IPO, Kismet issued 25,000,000 units to public holders at a price of $10.00 per unit, with each unit consisting of one Kismet ordinary share and one-half of one Kismet warrant. Simultaneously with the consummation of the IPO, the Sponsor purchased 675,000 Kismet private placement warrants at a purchase price of $6,750,000, or $1.00 per private placement warrant. Upon the consummation of the Transactions, (i) the Sponsor’s 675,000 Kismet founder shares were converted into 675,000 GDEV ordinary shares, (ii) 318,875 Kismet ordinary shares issued to public holders (following the redemption of 2,181,124 Kismet ordinary shares prior to the Transactions) were converted to 318,875 GDEV ordinary shares, (iii) the Sponsor’s 6,750,000 Kismet private placement warrants were converted into 6,750,000 GDEV private placement warrants, (iv) the Sponsor acquired, pursuant to the terms of an amended and restated forward purchase agreement, 500,000 GDEV ordinary shares and 1,000,000 GDEV warrants for an aggregate purchase price of $50,000,000, or approximately $98,6 per GDEV ordinary share and approximately $0.72 per GDEV warrant (assuming an estimated purchase price allocation based upon the closing trading price of Kismet’s public warrants of $0.72 on August 27, 2021, the closing date of the Transactions), and (v) the Sponsor transferred, pursuant to the PIPE subscription financing, 1,625,000 GDEV private placement warrants to the PIPE investors, for which the Sponsor did not receive any consideration.
The ordinary shares being offered for resale by the aforementioned selling securityholders amounts to approximately 83.4% of our ordinary shares outstanding as of June 30, 2024 on a fully diluted basis assuming (a) the exercise of all outstanding warrants and the exercise of all options vested as of that date, (b) the issuance of all ordinary shares issuable under our 2021 ESOP (excluding ordinary shares associated with such vested options) and (c) that all of the 1,757,026 ordinary shares offered hereby and currently held in treasury are sold. Given the substantial number of ordinary shares registered for potential resale by those selling securityholders, the sale of ordinary shares by those selling securityholders, or the perception in the market that the selling securityholders of a large number of shares intend to sell shares, could increase the volatility of the market price of our ordinary shares or result in a significant decline in the public trading price of our ordinary shares. Even if our trading price is significantly below $100.00, the offering price of the Kismet units offered in its IPO, the Sponsor, one of those selling securityholders, may still have an incentive to sell our ordinary shares because it acquired 675,000 ordinary shares relating to the 675,000 Kismet founder shares at prices lower than the public investors or the last reported trading price of our ordinary shares. For example, based on the last reported sale price of our ordinary shares of $27.27 on September 11, 2024, the Sponsor would experience a potential profit in respect of 675,000 of its GDEV ordinary shares relating to the 675,000 Kismet founder shares of up to approximately $27.23 per share, or approximately $18.4 million in the aggregate. While the Sponsor may experience a positive rate of return based on the trading price of our ordinary shares, the public holders of our ordinary shares may not experience a similar rate of return on the ordinary shares they purchase due to differences in the applicable purchase price and trading price. Ivan Tavrin, a former director of the Company and the former sole owner of the Sponsor who maintains sole voting and dispositive power over all of GDEV ordinary shares held by the Sponsor until February 15, 2025 (and therefore may be deemed to share beneficial ownership over the GDEV ordinary shares owned by the Sponsor), has caused the Sponsor to offer its entire holding in GDEV securities, comprising 1,175,000 ordinary shares and 6,125,000 warrants, for resale. On December 12, 2023, the U.S. Department of Treasury Office of Foreign Assets Control added Ivan Tavrin to its Specially Designated Nationals and Blocked Persons List (“SDN List”) pursuant to Executive Order 14024. Following Ivan Tavrin’s designation as an SDN, the Sponsor’s ordinary shares and warrants were blocked in accordance with U.S. sanctions laws. Accordingly, until such time, if any, that Ivan Tavrin is removed from the SDN List or OFAC issues a license or other authorization permitting the sale or transfer of the shares or warrants, the Sponsor will be restricted from selling or otherwise transferring any GDEV ordinary shares or warrants held by it.

Certain Company Shareholders control the Company and their interests may conflict with ours or those of our shareholders in the future.
Approximately 79.5% of our currently outstanding ordinary shares are beneficially owned by Andrey Fadeev, Boris Gertsovskiy and Everix Investments Limited. Moreover, these shareholders have the right to designate directors subject to the maintenance of certain ownership requirements in the Company. See “Item 10 Additional Information — B. Memorandum and Articles of Association” in our most recent Annual Report on Form 20-F. Even if and when these shareholders cease to own a majority of our outstanding ordinary shares, for so long as they continue to own a significant percentage of our ordinary shares, they will still be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring shareholder approval through their voting power. Accordingly, for such period of time, these will have significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of our officers. In particular, for so long as these shareholders continue to own a significant percentage of our outstanding ordinary shares, these will be able to cause or prevent a change of control of the Company or a change in the composition of our board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of the Company and ultimately might affect the market price of our ordinary shares.
Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ordinary shares.
Our management currently expects that securities research analysts will continue to publish their own periodic projections for the Company’s business and may establish and publish new periodic projections for the Company’s business. These projections may vary widely and may not accurately predict the results we actually achieve. The Company’s share price may be materially affected if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on the Company downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on it regularly, our share price or trading volume could decline.
If we are classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, U.S. Holders (as defined below) of our ordinary shares could become subject to adverse U.S. federal income tax consequences.
A non-U.S. corporation, such as the Company, will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”).
Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Passive assets are those which give rise to passive income and include assets held for investment, as well as cash, assets readily convertible into cash, and (subject to certain exceptions) working capital. The Company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending on the income such assets generate or are held to generate. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly, indirectly or constructively, 25% or more (by value) of its stock.
Based on an analysis of our income and the value of our assets, we believe that we were not a PFIC for the taxable year ended December 31, 2023, although no assurance can be given due to the highly factual nature of such analysis. Our PFIC status for the current taxable year ending December 31, 2024, will not be determinable until after the close of the year, and it is possible that we may be classified as a PFIC for the current taxable year and for future taxable years. No assurances can be given in this regard. The determination of whether we are or will become a PFIC is uncertain because it is a fact-intensive inquiry made on an annual basis that depends, in part, on the composition of our income and assets and the fair market value of our subsidiaries’ shares and assets. Fluctuations in the market price of our ordinary shares may influence whether we are classified as a PFIC for the current or subsequent taxable years because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy cash for active purposes, our risk of being classified as a PFIC will increase. If we are a PFIC for any year, U.S. Holders of our ordinary shares could become subject to adverse U.S. federal income tax consequences. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Company (“PFIC”) Considerations.”

USE OF PROCEEDS
The amount of proceeds from this offering will depend upon the number of ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares or fully utilize the Sales Agreement with the Sales Agents.
We intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received in connection with this offering or the amounts that we will actually spend on the uses set forth above. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree. See “Risk factors — We will have broad discretion in how we use the proceeds, and we may use the proceeds in ways with which you and other shareholders may disagree.”

DESCRIPTION OF ORDINARY SHARES
The following summary of the material terms of our ordinary shares is not intended to be a complete summary of the rights and preferences of such ordinary shares, and is qualified by reference to our amended and restated memorandum and articles of association, each of which is an exhibit to the registration statement of which this prospectus is a part. We urge you to read the applicable provisions of British Virgin Islands law, our amended and restated memorandum and articles of association carefully and in their entirety for a complete description of the rights and preferences of our ordinary shares.
Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to GDEV Inc. as a standalone company.
GDEV Ordinary Shares
We are a company incorporated in the British Virgin Islands as a business company (Company Number 2053442) and our affairs are governed by the provisions of our Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time (“M&A”), and the BVI Business Companies Act, 2004, as amended (the “Companies Act”), and the applicable laws of the BVI (including applicable common law).
Our M&A authorizes us to issue an unlimited number of shares consisting of one class of ordinary shares of the Company, no par value per share. A copy of our M&A, effective on August 19, 2021 is filed as Exhibit 3.1 to the registration statement of which this prospectus forms a part.
The following description of our authorized shares and our constitutional rules under our M&A is qualified in its entirety by reference to our M&A.
Amended and Restated Memorandum and Articles of Association
The following discussion describes our M&A:
Objects and Purposes, Register, and Shareholders
Subject to the Companies Act and our M&A, our objects and purposes are unlimited. Our register of members is maintained by Continental Stock Transfer & Trust Company, our transfer agent. The entry of the name of a person in the register of members as a holder of a share in a BVI company is prima facie evidence that legal title in the share vests in that person. Under the Companies Act, a BVI company may treat the registered holder of a share as the only person entitled to (i) exercise any voting rights attaching to the share, (ii) receive notices, (iii) receive a distribution in respect of the share and (iv) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee, the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.
Directors’ Powers
Under the Companies Act, and as confirmed in the Company’s M&A, the Company’s business and affairs are managed by, or under the direction or supervision of, its directors, and the directors generally have all powers necessary to manage the Company. In accordance with, and subject to, our M&A, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.
A director must disclose any interest he has on any proposal, arrangement or contract to be entered into by the Company. Under the Companies Act, an interested director may (subject to the M&A) vote on a transaction in which he has an interest. Under our M&A, however, where a director is interested in a matter, any majority approving such matter must include a majority of the disinterested directors. It is also possible for a majority of disinterested directors to make a determination that a director may be considered to be interested in a matter, following which that director will be treated as being interested in the matter and will not be able to vote thereon.
Rights, Preferences and Restrictions of Ordinary Shares
Our directors may, by Supermajority Resolution of Directors (as defined below), adopt or amend a dividend policy for the Company and may authorize dividends at such time and in such amount as they determine (provided that, after payment of such dividend, the Company will pass the ‘solvency test’, as described below). The term “Supermajority Resolution of Directors” means a resolution of the directors of the Company passed by the entire board of directors, or by the entire board of directors minus one director. For these purposes, ‘entire board of directors’ is construed as not including any directors who are interested in a transaction.
Each ordinary share is entitled to one vote. In the event of a liquidation or dissolution of the Company, the holders of ordinary shares are entitled to share ratably in all surplus assets remaining available for distribution to them after payment and discharge of all claims, debts, liabilities and obligations of the Company. There are no sinking fund provisions applicable to our ordinary shares, nor are holders of fully-paid shares liable for any capital calls by the Company. Subject to the provisions of the Companies Act, we may, (subject to the M&A) with the consent of the relevant shareholder and subject to the approval of the directors in a Supermajority Resolution of Directors, repurchase our ordinary shares in certain circumstances provided always that the Company will, immediately after the repurchase, satisfy the solvency test. The Company will satisfy the solvency test, if (i) the value of the Company’s assets exceeds its liabilities, and (ii) the Company is able to pay its debts as they fall due.
Variation of the Rights of Shareholders
As permitted by the Companies Act and in accordance with our M&A, the rights attached to shares of the Company may only, whether or not the Company is being wound up, be varied by a resolution passed at a meeting of the shareholders by the holders of more than fifty percent (50%) of the ordinary shares present at a duly convened and constituted meeting of the shareholders which were present at the meeting and voted.
Shareholder Meetings
In accordance with, and subject to, our M&A, (i) any director of the Company may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable (and the director convening a meeting of shareholders must fix in the notice of the meeting the record date for determining those shareholders that are entitled to vote at the meeting); and (ii) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested, the directors must convene a meeting of shareholders. In accordance with, and subject to, our M&A, (a) the director convening a meeting must give not less than 30 nor more than 60 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of shareholders of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least eighty percent (80%) of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting will constitute waiver in relation to all of the ordinary shares that that shareholder holds; (c) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than fifty percent (50%) of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, at the discretion of the chairman of the board of directors, will be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place. The quorum for such adjourned meeting (which must be reached within one hour of the appointed time for the meeting) is one third of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; if such quorum is not reached, the meeting will either be dissolved or stand further adjourned, at the discretion of the chairman of the board of directors.
Dividends
As considered above under “— Rights, Preferences and Restrictions of Ordinary Shares,” our directors may, by Supermajority Resolution of Directors, declare dividends at a time and amount as they think fit if they are satisfied, based on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. There is no further BVI law restriction on the amount of funds which may be distributed by us by dividend, including all amounts paid by way of the subscription price for ordinary shares regardless of whether such amounts may be wholly or partially treated as share capital or share premium under certain accounting principles. Shareholder approval is not required to pay dividends under BVI law. In accordance with, and subject to, our M&A, no dividend will bear interest as against the Company.
Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer of Shares
Any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve (such instrument of transfer being signed by the transferor and containing the name and address of the transferee). Our M&A also (save as otherwise provided therein) provide that (a) where ordinary shares of the Company are listed on the Nasdaq or any other stock exchange or automated quotation system on which the ordinary shares are then traded, shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the law, rules, procedures and other requirements applicable to shares listed on such exchange or system, or (b) uncertificated shares may be transferred by means of a system utilized for the purposes of holding and transferring shares in uncertificated form (the “Relevant System”), and that the operator of the Relevant System will act as agent of the shareholders for the purposes of the transfer of any uncertificated shares.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by our M&A on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our M&A governing the ownership threshold above which shareholder ownership must be disclosed.
Changes in Authorized Shares
We are authorized to issue an unlimited number of shares which will have the same rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:
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consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares; or

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cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

Pre-emption Rights
There are no pre-emption rights applicable to the issuance of new shares under our M&A.
Summary of Certain Significant Provisions of the Companies Act
The Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the Companies Act, negated or modified in our M&A in accordance with the Companies Act).
Mergers, Consolidations and Similar Arrangements
The Companies Act provides for mergers as that expression is understood under U.S. corporate law. Under the Companies Act, two or more companies may either merge into one of such existing companies, referred to as the surviving company, or consolidate with both existing companies ceasing to exist and forming a new company, referred to as the consolidated company. The procedure for a merger or consolidation between our Company and another company (which need not be a BVI company) is set out in the Companies Act. The directors of the BVI company or BVI companies which are to merge or consolidate must approve a written plan of merger or consolidation which must also be authorized by a resolution of shareholders (and the outstanding shares of every class of shares that are entitled to vote on the merger or consolidation as a class if the memorandum or articles of association so provide or if the plan of merger or consolidation contains any provisions that, if contained in a proposed amendment to the memorandum or articles, would entitle the class to vote on the proposed amendment as a class) of the shareholders of the BVI company or BVI companies which are to merge. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The BVI company must then execute articles of merger or consolidation, containing certain prescribed details. The plan and articles of merger or consolidation are then filed with the Registrar of Corporate Affairs in the BVI, or the Registrar. If the surviving company or the consolidated company is to be incorporated under the laws of a jurisdiction outside BVI, it must file the additional instruments required under Section 174(2)(b) of the Companies Act. The Registrar then (if he or she is satisfied that the requirements of the Companies Act have been complied with) registers, in the case of a merger, the articles of merger and any amendment to the memorandum and articles of association of the surviving company and, in the case of a consolidation, the M&A of the new consolidated company and issues a certificate of merger or consolidation (which is conclusive evidence of compliance with all requirements of the Companies Act in respect of the merger or consolidation). The merger or consolidation is effective on the date that the articles of merger or consolidation are registered by the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation but if the surviving company or the consolidated company is a company incorporated under the laws of a jurisdiction outside the BVI, the merger or consolidation is effective as provided by the laws of that other jurisdiction.
As soon as a merger or consolidation becomes effective (inter alia), (i) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (ii) the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger; (iii) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (iv) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (v) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (vi) no proceedings, whether civil or criminal, pending at the time of a merger or consolidation by or against a constituent company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by the merger or consolidation, but: (a) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the shareholder, director, officer or agent thereof, as the case may be, or (b) the surviving company or consolidated company may be substituted in the proceedings for a constituent company but if the surviving company or the consolidated company is incorporated under the laws of a jurisdiction outside the BVI, the effect of the merger or consolidation is the same as noted foregoing except in so far as the laws of the other jurisdiction otherwise provide.
The Registrar must strike off the register of companies each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation (save that this will not apply to a foreign company).

If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a court approved plan of arrangement or as a scheme of arrangement in accordance with (in each such case) the Companies Act. The convening of any necessary shareholders meetings and subsequently the arrangement must be authorized by the BVI court. A scheme of arrangement requires the approval of a majority in number of the shareholders, representing not less than 75% of the votes of the shares or class of shares. If the effect of the scheme is different in relation to different shareholders, it may be necessary for them to vote separately in relation to the scheme, with it being required to secure the requisite approval level of each separate voting group. Under a plan of arrangement, a BVI court may determine what shareholder approvals are required and the manner of obtaining the approval.
Continuation into a Jurisdiction Outside the BVI
In accordance with, and subject to, our M&A, the Company may by resolution of shareholders or by a resolution of directors continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. In the event that the Company is continued under the laws of a jurisdiction outside the BVI, (i) the Company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (ii) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the Company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (iii) no proceedings, whether civil or criminal, pending by or against the Company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (iv) service of process may continue to be effected on the registered agent of the Company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the Companies Act.
Directors
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), for so long as Everix has at least 50% of its ‘Initial Holding’ (which is the number of shares held by Everix immediately after the consummation of the Transactions) it is entitled to appoint two directors to the board. If Everix were to sell its shares such that it had 25 - 50% of its Initial Holding this would decrease to the number of directors it is entitled to appoint to one director; below 25% there are no appointment rights. Mr. Andrey Fadeev and Mr. Boris Gertsovskiy (collectively, “FG”) have the same rights, acting together and with the number of shares they each hold aggregated for the purposes of calculating their Initial Holding and subsequent percentages thereof.
Other directors of the Company are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine. Each director holds office until the Company’s next annual general meeting immediately following their appointment, or until their earlier disqualification, death, resignation or removal. Our directors do not have a retirement age requirement under our M&A. A director, other than one appointed by Everix or FG, may be removed from office by resolution of shareholders. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director must resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Companies Act. A director is not required to hold shares as a qualification to office.
In accordance with, and subject to, our M&A, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director (including by email having obtained electronic delivery confirmation thereof); (b) the directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides; (c) a director must be given not less than five days’ notice of meetings of directors, but a meeting of directors held without five days’ notice having been given to all directors will be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting (and the presence of a director at a meeting will constitute waiver by that director), and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person not less than one-half of the total number of directors unless there are only two directors in which case the quorum is two; (e) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted; or (ii) in the form of written resolution by a majority of the directors, save where a resolution must be passed as a Supermajority Resolution of Directors (which may be passed at a meeting or in writing but in which case the requisite majority is all of the board of directors, or all of the board of directors minus one, with interested directors being discounted for all purposes).
Indemnification of Directors
In accordance with, and subject to, our M&A (including the limitations detailed therein), the Company may at any time enter into one or more indemnification agreements with any person who (a) may be a party or may be threatened to be made a party to any proceeding (howsoever defined in the relevant agreement) by reason of the fact that such person is or was a director, officer, employee, contractor or adviser of the Company, or (b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another ‘Enterprise’ (as defined in the M&A). The ability of the Company to indemnify any person with whom the Company has entered into such an agreement with is limited by the Companies Act, in that such indemnification is only lawful where the indemnified person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the indemnified person had no reasonable cause to believe that his conduct was unlawful.
In accordance with, and subject to, our M&A, the Company may purchase and maintain insurance, purchase or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit or surety bond in relation to any person who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another Enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in the M&A.
Directors and Conflicts of Interest
In accordance with, and subject to, our M&A, no director will, by reason of such director holding the office of director, be accountable to the Company for any benefit which he derives from any transaction in which he may have an interest and no such transaction will be liable to be avoided on the grounds of any such interest or benefit, provided such director must, immediately after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose such interest to the board.
Shareholders’ Suits
The enforcement of the Company’s rights will ordinarily be a matter for its directors.
In certain circumstances, a shareholder has the right to seek various remedies against a BVI company in the event the directors are in breach of their duties under the Companies Act. Pursuant to Section 184B of the Companies Act, if a company or director of a BVI company engages, proposes to engage in, or has engaged in conduct that contravenes the provisions of the Companies Act or the M&A of the company, the BVI court may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes, the Companies Act or the memorandum or articles of association.
Furthermore, pursuant to Section 184I(1) of the Companies Act a shareholder of a company who considers that the affairs of the company have been, are being or are likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI Court for an order which, inter alia, can require the company or any other person to pay compensation to the shareholder.
The Companies Act provides for a series of remedies available to shareholders. Where a company incorporated under the Companies Act conducts some activity which contravenes the Companies Act or the company’s M&A, the court can issue a restraining or compliance order. Under Section 184G of the Companies Act, a shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. A shareholder also pursuant to Section 184C of the Companies Act may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where the following circumstances apply:
•
the company does not intend to bring, diligently continue or defend or discontinue proceedings; or

•
it is in the interests of the company that the conduct of the proceedings should not be left to the directors or to the determination of the shareholders as a whole.

•
When considering whether to grant leave, the BVI court is also required to have regard to the following matters:

•
whether the shareholder is acting in good faith;

•
whether a derivative action is in the company’s interests, taking into account the directors’ views on commercial matters;

•
whether the proceedings are likely to succeed;

•
the costs of the proceedings in relation to the relief likely to be obtained; and

•
whether an alternative remedy is available.

Any shareholder of a company may apply to the BVI court under the Insolvency Act, 2003 of the BVI (the “Insolvency Act”) for the appointment of a liquidator to liquidate the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.
Appraisal Rights
The Companies Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (i) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (ii) a consolidation, if the company is a constituent company; (iii) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (a) a disposition pursuant to an order of the court having jurisdiction in the matter, (b) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (c) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (iv) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the Companies Act; and (v) an arrangement, if permitted by the BVI court.
Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:
•
a company is acting or proposing to act illegally or beyond the scope of its authority;

•
the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

•
the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•
those who control the company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions
As permitted by the Companies Act and subject to our M&A, shares may be repurchased, redeemed or otherwise acquired by us with shareholder consent and with the prior approval of the directors in a Supermajority Resolution of Directors. Unless the redemption or repurchase is being effected pursuant to a right of the relevant shareholder to have their shares repurchased or redeemed, our directors will need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the Companies Act, our M&A and to any applicable requirements imposed from time to time by the SEC, the Nasdaq or any other stock exchange on which our securities are listed.
Inspection of Books and Records
Under the Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar, including the company’s certificate of incorporation, its memorandum and articles of association (with any amendments thereto), records of license fees paid to date, any articles of dissolution, any articles of merger, and a register of charges created by the company (if the company has elected to file such a register or an applicable charge has caused the same to be filed).
A shareholder of a company is entitled, on giving written notice to the company, to inspect:
(i)
the memorandum and articles of association;

(ii)
the register of members;

(iii)
the register of directors; and

(iv)
the minutes of meetings and resolutions of shareholders and of those classes of shares of which he is a shareholder.

In addition, a shareholder may make copies of or take extracts from the documents and records referred to in (i) through (iv) above. However, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a shareholder to inspect any document, or part of any document, specified in (ii), (iii) or (iv) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where a company fails or refuses to permit a shareholder to inspect a document or permits a shareholder to inspect a document subject to limitations, that shareholder may apply to the High Court of the BVI for an order that he should be permitted to inspect the document or to inspect the document without limitation.
Our registered agent is FFP (BVI) Limited of 2nd Floor, Water’s Edge Building, Wickhams Cay II, Road Town, Tortola VG1110, British Virgin Islands. The Company is required to keep a copy of its register of members and register of directors at the offices of its registered agent in the BVI, and the Company is required to notify any changes to the originals of such registers (assuming the originals are held elsewhere) to the registered agent, in writing, within 15 days of any change and to provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.
The Company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.
Dissolution; Winding Up
As permitted by the Companies Act and subject to our M&A, we may be voluntarily liquidated and dissolved under Part XII of the Companies Act by a Supermajority Resolution of Directors or by a resolution of shareholders passed at a meeting of the shareholders by at least 85% of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.
We also may be wound up and dissolved in circumstances where we are insolvent in accordance with the terms of the Insolvency Act.
Anti-Money Laundering Laws
In order to comply with legislation and regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers of newly issued ordinary shares to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person. We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to his or her attention in the course of his or her business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Exchange controls
We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders holders who do not reside in the BVI.
Material Differences in BVI Law and our M&A and Delaware Law
Our corporate affairs are governed by our M&A and the provisions of applicable BVI law, including the Companies Act and BVI common law. The Companies Act differs from laws applicable to U.S. corporations and their shareholders. The following table provides a comparison between certain statutory provisions of the Companies Act (together with the relevant provisions of our M&A) and the Delaware General Corporation Law relating to shareholders’ rights.

Shareholder Meetings
BVI	Delaware

•
In accordance with, and subject to, our M&A, (a) any director of the company may convene meetings of the shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable; and (b) upon the written request of shareholders entitled to exercise thirty percent (30%) or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of shareholders.

• May be held at such time or place as designated in the charter or the by-laws, or if not so designated, as determined by the board of directors.
• May be held inside or outside the BVI.	• May be held inside or outside Delaware.

•
In accordance with, and subject to, our M&A, (a) the director convening a meeting shall give not less than 30 days’ nor more than 60 days’ written notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the company and are entitled to vote at the meeting, and the other directors; and (b) the director convening a meeting of shareholders shall fix in the notice of the meeting the record date for determining those shareholders that are entitled to vote at the meeting.

•
Whenever shareholders are required to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any.

Shareholder’s Voting Rights
BVI	Delaware

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder; and (b) the instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

• Any person authorized to vote may authorize another person or persons to act for him by proxy.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the ordinary shares or class or series of ordinary shares entitled to vote on resolutions of shareholders to be considered at the meeting; and (b) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, at the discretion of the

•
The charter or bylaws may specify the number to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares shall constitute a quorum.

BVI	Delaware
chairman of the board of directors, shall be dissolved or stand adjourned to a business day in the jurisdiction in which the meeting was to have been held at the same time and place.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), (a) at any meeting of the shareholders, a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is demanded by any shareholder present in person or by proxy, or by the Chairman. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

•
In accordance with, and subject to, our M&A, (a) the rights attached to ordinary shares as specified in the M&A may only, whether or not the company is being wound up, be varied with the consent in writing of the holders of not less than one half of the issued shares of that class.

• Except as provided in the charter documents, changes in the rights of shareholders as set forth in the charter documents require approval of a majority of its shareholders.

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any shares), the Company may amend its memorandum or articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors (inter alia): (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles; (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum or articles; (iii) in circumstances where the memorandum or articles cannot be amended by the shareholders.

• The certificate of incorporation or bylaws may provide for cumulative voting.
Directors
BVI	Delaware

•
In accordance with, and subject to, our M&A (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), for so long as Everix has at least 50% of its ‘Initial Holding’ (which is the number of shares held by Everix immediately after the consummation of the Transactions) it is entitled to appoint two directors to the board. If Everix were to sell its shares such that it had 25 – 50% of its Initial Holding this would decrease to the

• Number of board members shall be fixed by the by laws, unless the charter fixes the number of directors, in which case a change in the number shall be made only by amendment of the charter.

BVI	Delaware

number of directors it is entitled to appoint to one director; below 25% there are no appointment rights. Mr. Andrey Fadeev and Mr. Boris Gertsovskiy (collectively, “FG”) have the same rights, acting together and with the number of shares they each hold aggregated for the purposes of calculating their Initial Holding and subsequent percentages thereof.

Other directors of the Company are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine. Each director holds office until the Company’s next annual general meeting immediately following their appointment, or until their earlier disqualification, death, resignation or removal. A director, other than one appointed by Everix or FG, may be removed from office by resolution of shareholders. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Companies Act. A director is not required to hold shares as a qualification to office.

Fiduciary Duties
BVI	Delaware
• Directors owe duties at both common law and under statute including as follows:	• Directors and officers must act in good faith, with the care of a prudent person, and in the best interest of the corporation.
• Duty to act honestly and in good faith and in what the director believes to be in the best interests of the company;	• Directors and officers must refrain from self-dealing, usurping corporate opportunities and receiving improper personal benefits.
• Duty to exercise powers for a proper purpose and directors shall not act, or agree to the Company acting, in a manner that contravenes the Companies Act or the M&A;

•
The Companies Act provides that a director of a company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into, or to be entered into, by the company, disclose the interest to the board of the company. However, the failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the transaction was not required to be disclosed because the transaction is

• Directors may vote on a matter in which they have an interest so long as the director has disclosed any interests in the transaction.

BVI	Delaware

between the company and the director himself and is in the ordinary course of business and on usual terms and conditions. Additionally, the failure of a director to disclose an interest does not affect the validity of the transaction entered into by the company if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders or (b) the company received fair value for the transaction.

Shareholder’s Derivative Actions
BVI	Delaware

•
Generally speaking, the company is the proper plaintiff in any action. A shareholder may, with the leave of the BVI court, bring proceedings or intervene in proceedings in the name of the company, in certain circumstances. Such actions are known as derivative actions. The BVI court may only grant leave to bring a derivative action where the following circumstances apply:

•
In any derivative suit instituted by a shareholder of a corporation, it shall be averred in the complaint that the plaintiff was a shareholder of the corporation at the time of the transaction of which he complains or that such shareholder’s stock thereafter devolved upon such shareholder by operation of law.

• the company does not intend to bring, diligently continue or defend or discontinue the proceedings; and	• Complaint shall set forth with particularity the efforts of the plaintiff to obtain the action by the board or the reasons for not making such effort.

•
it is in the interests of the company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole. When considering whether to grant leave, the BVI court is also required to have regard to the following matters:

• Such action shall not be dismissed or compromised without the approval of the Delaware Court of Chancery.
• whether the shareholder is acting in good faith;
• whether a derivative action is in the interests of the company, taking into account the directors’ views on commercial matters;
• whether the action is likely to succeed;
• the costs of the proceedings in relation to the relief likely to be obtained; and
• whether an alternative remedy to the derivative claim is available.

CAPITALIZATION
The following table sets forth our cash and capitalization as of June 30, 2024. The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information incorporated by reference into this prospectus, as well as the financial information included in any prospectus supplement. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.
Our historical results do not necessarily indicate our expected results for any future periods.
As of June 30, 2024 (US$ in thousands)
Cash(1)	50,752
Total indebtedness	0
Equity
Additional paid-in capital(1)	25,693
Share-based payments reserve(1)	143,611
Treasury share reserve(1)	(33,109)
Translation reserve(1)	5,904
Accumulated deficit(1)	(260,806)
Total equity(1)	(118,707)
Total capitalization(2)	(118,707)

(1)
As reported on the Company’s unaudited interim condensed consolidated statement of financial position as at June 30, 2024, incorporated by reference into this prospectus.

(2)
Total capitalization is the sum of total indebtedness and total equity.

DILUTION
If you purchase our ordinary shares in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the net tangible book value per ordinary shares immediately after the offering. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares then outstanding.
Our historical net tangible book value as of June 30, 2024 was approximately $(200.2) million, or approximately $(11.06) per ordinary share.
After giving effect to the sale of 1,757,026 of our ordinary shares in this offering at an assumed sales price of $27.27 per ordinary share (the last reported sales price per share of our ordinary shares on September 11, 2024) and after deducting estimated offering expenses and Sales Agent commissions payable by us, our net tangible book value as of June 30, 2024, as adjusted, would have been approximately $(154.4) million, or $(7.77) per ordinary share, based on 19,863,397 ordinary shares issued and outstanding (assuming all 1,757,026 of ordinary shares currently held in treasury are sold). This would represent an immediate change in net tangible book value of $3.29 per ordinary share to existing shareholders and immediate dilution in net tangible book value of $35.04 per share to new investors purchasing our ordinary shares in this offering. The following table illustrates this dilution:
Assumed offering price per ordinary share		$27.27
Net tangible book value per ordinary share as of June 30, 2024	$(11.06)
Increase in net tangible book value per ordinary share attributable to this offering	$3.29
As adjusted net tangible book value per ordinary share as of June 30, 2024		$(7.77)
Dilution per ordinary share to investors in this offering		$35.04
The number of our ordinary shares that will be outstanding immediately after this offering as shown above is based on 19,863,397 shares issued and outstanding as of September 10, 2024, and excludes the following as of that date: (i) 2,024,999 ordinary shares issuable upon exercise of our 20,249,993 outstanding warrants, (ii) the 12,000 ordinary shares that may be issued as a consequence of the exercise of the options granted to Kismet’s former independent director, and (iii) the ordinary shares that may be issued under our 2021 ESOP.

TAXATION
United States federal income tax considerations generally applicable to the ownership and disposition of the ordinary shares offered by this prospectus are discussed below, which supersedes and replaces, in its entirety, the corresponding discussion under the heading “Certain Material U.S. Federal Income Tax Considerations” set forth in “Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F.
Material British Virgin Islands tax consequences relating to the purchase, ownership and disposition of the ordinary shares offered by this prospectus are set forth in “Item 10. Additional Information —
E. Taxation — British Virgin Islands Tax Considerations” in our most recent Annual Report on Form 20-F. Except as set forth below, material Cyprus tax consequences relating to the purchase, ownership and disposition of the ordinary shares offered by this prospectus are set forth in “Item 10. Additional Information — E. Taxation — Cyprus Tax Considerations” in our most recent Annual Report on Form 20-F.
U.S. Federal Income Tax Considerations
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares acquired in this offering by U.S. Holders (as defined below). Unless otherwise noted, this summary addresses only U.S. Holders that hold our ordinary shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial decisions, administrative pronouncements and other relevant authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).
This summary does not address U.S. federal estate, gift or other non-income tax considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ordinary shares, nor does it address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. Holder in light of that U.S. Holder’s particular circumstances or that may be relevant to certain types of U.S. Holders subject to special treatment under U.S. federal income tax law, such as:
•
banks and other financial institutions;

•
insurance companies;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers or traders in securities, commodities or currencies;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former citizens or long-term residents of the United States;

•
tax-exempt entities (including private foundations);

•
persons that acquire our ordinary shares pursuant to any employee share option or otherwise as compensation;

•
persons that hold our ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
persons whose functional currency is not the U.S. Dollar;

•
persons that actually or constructively own 10% or more of our stock (by vote or value); and

•
partnerships or other entities or arrangements subject to tax as partnerships for U.S. federal income tax purposes (and investors therein).

The information set forth below is of a general nature only and is not intended to be tax advice. Each prospective investor should consult its tax advisor with respect to the U.S. federal, state, local and non-U.S.

income and other tax considerations relevant to the ownership and disposition of our ordinary shares in light of its particular circumstances.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized in or under the laws of, the United States or any political subdivision thereof;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (ii) it has validly elected to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners should consult their tax advisors regarding an investment in our ordinary shares.
Distributions
The gross amount of any distributions to a U.S. Holder on our ordinary shares (including any non-U.S. taxes withheld therefrom) will generally be subject to tax as dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be includible in the gross income of such U.S. Holder on the day actually or constructively received. Such dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The following discussion assumes that any dividends will be paid in U.S. Dollars. Distributions in excess of our current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s adjusted tax basis in our ordinary shares and any remaining amount will generally be treated as capital gain. We do not intend to determine our earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. Holders should expect that the full amount of any distribution we pay will be treated as a dividend for U.S. federal income tax purposes even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.
An individual or other non-corporate U.S. Holder of our ordinary shares may be eligible for reduced rates of taxation on dividends (i) received from a qualified foreign corporation if such qualified foreign corporation is neither a PFIC (as defined below) nor treated as such with respect to such U.S. Holder for the taxable year in which the dividend is paid or for the preceding taxable year, and (ii) provided that certain holding period and other requirements are met. A foreign corporation that is not classified as a PFIC is generally treated as a qualified foreign corporation with respect to dividends paid on ordinary shares if such ordinary shares are “readily tradable” on an “established securities market” in the United States. Although our ordinary shares are listed on the Nasdaq, our ordinary shares may not be considered readily tradable on an established securities market in the current year or subsequent years. As discussed below under “— Passive Foreign Investment Company (“PFIC”) Considerations,” although there can be no assurances regarding our PFIC status for any taxable year, we believe that we were not a PFIC for our 2023 taxable year. Thus, dividends paid on our ordinary shares to individuals and other non-corporate U.S. Holders may constitute “qualified dividend income” eligible for reduced rates of taxation if we are a qualified foreign corporation and we are not a PFIC with respect to such U.S. Holders for the taxable year in which the dividend is paid or in the preceding taxable year. U.S. Holders should consult their tax advisors regarding the applicability of the reduced rates of taxation on dividends paid with respect to our ordinary shares.

For U.S. foreign tax credit purposes, dividends received on our ordinary shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. A U.S. Holder that does not claim a foreign tax credit for any foreign taxes withheld may instead elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes. A U.S. Holder’s election to deduct foreign taxes instead of claiming foreign tax credits applies to all creditable foreign income taxes paid or accrued in the relevant taxable year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances. All U.S. Holders should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Sale or Other Disposition of Our Ordinary Shares
A U.S. Holder will generally recognize gain or loss on the sale or other disposition of our ordinary shares in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in our ordinary shares. Any such gain or loss will generally be long-term capital gain or loss if the U.S. Holder’s holding period in our ordinary shares exceeds one year at the time of disposition and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are generally eligible for a reduced rate of taxation relative to the rate applicable to ordinary income. The deductibility of capital losses may be subject to limitations.
Any gain or loss on the sale or other disposition of our ordinary shares will generally be treated as U.S. source income or loss for U.S. foreign tax credit purposes. Accordingly, U.S. Holders may not be able to claim a foreign tax credit for any foreign taxes imposed in connection with a disposition of our ordinary shares in the absence of foreign source income from other sources. Any such U.S. Holder may instead elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes, but only for a year in which such U.S. Holder elects to do so for all foreign taxes paid or accrued during such year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex and the application thereof depends in large part on the U.S. Holder’s individual facts and circumstances.
U.S. Holders should consult their tax advisors regarding the tax consequences if a foreign tax is imposed on their disposition of our ordinary shares, including with respect to the availability of the foreign tax credit or deduction in lieu thereof in light of their particular circumstances.
Passive Foreign Investment Company (“PFIC”) Considerations
The treatment of U.S. Holders of our ordinary shares could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”).
Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Passive assets are those which give rise to passive income and include assets held for investment, as well as cash, assets readily convertible into cash, and (subject to certain exceptions) working capital. The Company’s goodwill and other unbooked intangibles are taken into account and may be classified as active or passive depending on the income such assets generate or are held to generate. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly, indirectly or constructively, 25% or more (by value) of its stock.
Based on an analysis of our income and the value of our assets, we believe that we were not a PFIC for the taxable year ended December 31, 2023, although no assurance can be given due to the highly factual nature of such analysis. Our PFIC status for the current taxable year ending December 31, 2024, will not be determinable until after the close of the year, and it is possible that we may be classified as a PFIC for the current taxable year and for future taxable years. No assurances can be given in this regard. The determination of whether we are or will become a PFIC is uncertain because it is a fact-intensive inquiry made on an annual basis that depends, in part, on the composition of our income and assets and the fair market value of our subsidiaries’ shares and assets. Fluctuations in the market price of our ordinary shares may influence whether we are classified as a PFIC for the current or subsequent taxable years because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares from time to time (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets. Under circumstances where our revenue from activities that produce passive income increases relative to our revenue from activities that produce non-passive income, or where we determine not to deploy cash for active purposes, our risk of being classified as a PFIC will increase.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” that the holder receives on our ordinary shares and any gain the U.S. Holder recognizes from a sale or other disposition (including a pledge) of our ordinary shares, unless the U.S. Holder makes a “mark-to-market” election as discussed below. Distributions received by a U.S. Holder on our ordinary shares in a taxable year that are greater than 125% of the average annual distributions the U.S. Holder received in the three preceding taxable years or, if shorter, such U.S. Holder’s holding period for our ordinary shares will be treated as an excess distribution. Under these special tax rules:
•
the excess distribution or gain will be allocated pro rata over the U.S. Holder’s holding period for our ordinary shares;

•
amounts allocated to the current taxable year and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be subject to tax as ordinary income;

•
amounts allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest marginal tax rate in effect applicable to the U.S. Holder for that year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, we will continue to be treated as a PFIC with respect to such U.S. Holder’s ordinary shares in future taxable years unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If a U.S. Holder makes a deemed sale election, the U.S. Holder will be deemed to have sold our ordinary shares at their fair market value as of the last day of the last year for which we were a PFIC. Any gain from such deemed sale would be treated as an excess distribution subject to the excess distribution rules described above.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the excess distribution tax treatment discussed in the second preceding paragraph. If a U.S. Holder makes a valid mark-to-market election for our ordinary shares, the U.S. Holder will include in income each year an amount equal to the excess, if any, of the fair market value of our ordinary shares as of the close of such U.S. Holder’s taxable year over such U.S. Holder’s adjusted basis in such ordinary shares. The U.S. Holder is allowed a deduction for the excess, if any, of such U.S. Holder’s adjusted basis in our ordinary shares over their fair market value as of the close of the taxable year. Deductions are allowable, however, only to the extent of any net mark-to-market gains on our ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of our ordinary shares, will be treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on our ordinary shares, as well as to any loss realized on the actual sale or disposition of our ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income with respect to such ordinary shares. The U.S. Holder’s basis in our ordinary shares will be adjusted to reflect any such income or loss amounts. If a U.S. Holder makes such a mark-to-market election, then, in any taxable year for which we are a PFIC, tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate for qualified dividend income would not apply). If a U.S.

Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such U.S. Holder will not be required to take into account the mark-to-market income or loss described above during any period that we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable regulations. We expect that our ordinary shares will continue to be listed on the Nasdaq, which is a qualified exchange for these purposes, and, consequently, assuming that our ordinary shares are regularly traded, if a U.S. Holder holds our ordinary shares, it is expected that the mark-to-market election would be available to such U.S. Holder were we to be or become a PFIC.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any such lower-tier PFICs.
We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.
A U.S. Holder that owns our ordinary shares during any taxable year that we are a PFIC must generally file an annual report with the IRS regarding their ownership of such shares. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations with respect to holding and disposing of our ordinary shares if we were, are, or become a PFIC, including the availability and possibility of making a mark-to-market election and the annual PFIC filing requirements, if any.
THE PRECEDING SUMMARY OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSIDERATIONS GENERALLY APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
Cyprus Tax Considerations
The discussion below under the heading “Taxation of Investors — Interest” and “Taxation of Investors — Tax Residency for Companies” supersedes and replaces, in its entirety, the corresponding discussions under the heading “Cyprus Tax Considerations” as set forth in “Item 10. Additional Information — E. Taxation” in our most recent Annual Report on Form 20-F.
Taxation of Investors
•
Interest. WHT at the rate of 17% (rate was reduced from 30% effective from January 1, 2024) will apply on interest paid by a Cyprus tax resident company to companies which are:

•
resident in jurisdictions included in the EU Blacklist, or

•
incorporated/registered in a jurisdiction included in the EU Blacklist and are not tax resident in any other jurisdiction that is not included in the EU Blacklist.

Tax Residency for Companies
A company is considered to be tax resident in the Republic of Cyprus if its management and control is exercised in Cyprus. There is no definition in the Cyprus income tax laws as to what constitutes management and control, however in practice it is considered to be exercised where:
(1)
the Majority of the directors are resident;

(2)
the Majority of the Board of Directors meetings are held; and

(3)
the majority of significant decisions are taken.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Cantor Fitzgerald and Oppenheimer. Pursuant to this prospectus, we may offer and sell up to 1,757,026 of our ordinary shares from time to time through the Sales Agents. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this prospectus.
Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agents may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Sales Agents not to sell our ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agents may suspend the offering of our ordinary shares upon notice and subject to other conditions. We may only instruct one sales agent to sell ordinary shares under the Sales Agreement on any single given day.
We will pay the Sales Agents commissions, in cash, for their respective services in acting as agent in the sale of our ordinary shares. The Sales Agents are entitled to compensation at a commission rate of 3.0% of the aggregate gross sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agents for certain specified expenses, including the reasonable and documented fees and disbursements of its legal counsel in an amount not to exceed $100,000, and certain ongoing expenses. We estimate that the total expenses for the offering under this prospectus, excluding compensation and reimbursements payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $713,300.
Settlement for sales of ordinary shares will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Sales Agents will use their commercially reasonable efforts, consistent with their respective sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Sales Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Sales Agents against certain civil liabilities, including liabilities under the Securities Act.
The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein.
The Sales Agents and their affiliates have provided in the past, are currently providing and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they received in the past and may in the future receive customary fees. To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus.
This prospectus may be made available on websites maintained by each Sales Agents and each of the Sales Agents may distribute this prospectus electronically.
The address of Cantor Fitzgerald is 110 East 59th Street New York, NY 10022 and the address of Oppenheimer is 85 Broad Street, 23rd Floor New York, NY 10004.

EXPENSES RELATED TO THE OFFERING
The following is a statement of costs and expenses, other than any discounts and commissions to the Sales Agents, we expect to incur in connection with the distribution of the ordinary shares covered by this prospectus. All of the below are estimates except of the SEC registration and FINRA filing fees.
Expenses	Amount
SEC registration fee	$6,841.31
FINRA filing fee	$7,452.55
Printing expenses	$9,000
Legal fees and expenses	$380,000
Accounting fees and expenses	$310,000
Total	$713,293.86

LEGAL MATTERS
Ogier, British Virgin Islands, has passed upon the validity of the securities offered by this prospectus with respect to the ordinary shares and matters of British Virgin Islands law.
Skadden, Arps, Slate, Meagher & Flom (UK) LLP, has passed upon certain matters of United States federal securities and New York State law. The Sales Agents are being represented by Cooley LLP, New York, New York.

EXPERTS
The consolidated financial statements of GDEV Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG Certified Auditors S.A., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of GDEV Inc. as of December 31, 2021, and for the year ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of JSC “Kept” (formerly, JSC “KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
GDEV is a business company incorporated in the British Virgin Islands and therefore, located outside of the United States. Some of GDEV’s directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the United States. A substantial portion of GDEV’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon GDEV or those persons or to enforce against GDEV or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the United States, in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in the British Virgin Islands.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration on Form F-3, which we have filed with the SEC under the Securities Act, and does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. You should read the registration statement and the exhibits and schedules included in the registration statement, incorporated by reference in and deemed to be incorporated by reference in this prospectus for further information with respect to the Company and the securities offered in this prospectus.
We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
We also maintain an Internet website at https://gdev.inc. Through our website, we will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:
•
our annual report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 29, 2024 (the “2023 20-F”);

•
our report on Form 6-K filed with the SEC on May 28, 2024 in relation to our preliminary unaudited results for the first quarter 2024;

•
our report on Form 6-K filed with the SEC on August 21, 2024, in relation to the Reverse Share Split;

•
our report on Form 6-K filed with the SEC on August 26, 2024, in relation to the results of our 2024 annual general meeting;

•
our report on Form 6-K filed with the SEC on September 4, 2024 in relation to (i) our preliminary unaudited results for the second quarter and first half of 2024 and (ii) our unaudited interim condensed consolidated financial report for the three and six months ended June 30, 2024; and

•
the description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-40758) filed with the SEC on August 24, 2021, as updated by the description of our ordinary shares contained in Exhibit 2.7 to our 2023 20-F, including any further amendment or reports filed for the purpose of updating such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date hereof (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
GDEV Inc.
55, Griva Digeni 3101, Limassol
Cyprus
Attn: Investor Relations
Tel: +35722580040

GDEV INC.
Up to 1,757,026
Ordinary Shares

PROSPECTUS

Cantor	Oppenheimer & Co.
, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers
British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, provided that such person acted honestly and in good faith with a view to the best interests of the indemnifying company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. GDEV’s memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or the commission of a crime.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 9.   Exhibits
The following exhibits are included or incorporated by reference in this registration statement on Form F-3:
Exhibit No.	Description	Incorporation by Reference
		Form	File Number	Exhibit No.	Filing Date
1.2*	Controlled Equity OfferingSM Sales Agreement, dated September 12, 2024, by and among the Company and Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc.
3.1	Amended and Restated Memorandum and Articles of Association of the Company.	20-F	001-40758	1.1	August 27, 2021
4.1	Specimen GDEV ordinary share certificate.	F-4	333-257103	4.1	June 15, 2021
5.1*	Opinion of Ogier relating to ordinary shares.
23.1*	Consent of KPMG Certified Auditors S.A.
23.2*	Consent of JSC “Kept”.
23.3*	Consent of Ogier (included in Exhibit 5.1).
24.1*	Power of Attorney.
107*	Calculation of Filing Fee Table.

(*)
Filed herewith

Item 10.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)
That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus on the 12th day of September, 2024.
GDEV INC.
By: /s/ Andrey Fadeev Name: Andrey Fadeev Title: Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrey Fadeev as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Capacity	Date
/s/ Andrey Fadeev Andrey Fadeev	Chief Executive Officer and Director (principal executive officer)	September 12, 2024
/s/ Alexander Karavaev Alexander Karavaev	Chief Financial Officer (principal financial officer and principal accounting officer)	September 12, 2024
/s/ Natasha Braginsky Mounier Natasha Braginsky Mounier	Chairperson & Director	September 12, 2024
/s/ Marie Holive Marie Holive	Director	September 12, 2024
/s/ Olga Loskutova Olga Loskutova	Director	September 12, 2024
/s/ Andrew Sheppard Andrew Sheppard	Director	September 12, 2024
/s/ Tal Shoham Tal Shoham	Director	September 12, 2024

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of GDEV Inc., has signed this registration statement on Form F-3 in Newark, Delaware, on the 12th day of September, 2024.
PUGLISI & ASSOCIATES
By: /s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director